UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

APPS GENIUS CORP
 (Exact name of registrant as specified in its charter)

Nevada	333-170715	27-1517938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

157 Broad Street, Suite 109-C Red Bank, NJ 07701
(Address of principal executive offices)

(732) 530-1267
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2011, we entered into an exclusive, worldwide licensing agreement (the “License Agreement”) with NEP Snooki Enterprises, LLC (the “Licensor”) and Starz Management & PR (“Starz”), which grants us the right to use Nicole Polizzi’s (known by the stage name “Snooki”) name and likeness in the development, manufacture, marketing, sale and distribution of social applications and social games (the “Apps”) to be released and offered on the Android, Apple's iOS, Facebook, and Google+ platforms.

Pursuant to the License Agreement, we will develop a total of four Apps within one year of the execution of the License Agreement (the “Initial Term”), with the release of the first App scheduled for late November 2011. We have also retained the right to release four additional Apps after the Initial Term, provided we successfully release four Apps during the Initial Term.

In consideration for the exclusive license granted by Ms. Polizzi during the Initial Term, we have paid a license fee of fifty five thousand dollars ($55,000). In addition, we have issued Ms. Polizzi warrants exercisable for the purchase of one million one hundred thousand (1,100,000) shares of our common stock, par value $0.001, at an exercise price equal to $0.31 per share. We have also agreed to pay Licensor royalty payments equal to 50% of the net revenue generated by the sale of the Apps, as well as pay Starz royalty payments equal to 10% of the net revenue generated by the sale of the Apps.

A copy of the License Agreement and the Warrant is attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively. The descriptions in this Item 1.01 of the transactions contemplated by this document do not purport to be complete and are qualified in its entirety by reference to the full text of the document filed as an exhibit hereto and incorporated herein by reference.

Item 8.01 Other Items.

On October 17, 2011, we issued a press release entitled “Apps Genius Corp and Nicole “Snooki” Polizzi enter Into an Exclusive Partnership for the Development of Social Games and Mobile Apps”. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
4.1	Warrant issued to Nicole “Snooki” Polizzi pursuant to the License Agreement
10.1	License Agreement between Apps Genius Corp, NEP Snooki Enterprises, LLC and Starz Management & PR, dated October 17, 2011.
99.1	Press Release titled “Apps Genius Corp and Nicole “Snooki” Polizzi enter Into an Exclusive Partnership for the Development of Social Games and Mobile Apps” dated October 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPS GENIUS CORP

Date: October 21, 2011	By:	/s/ Adam Kotkin
Adam Kotkin
Chief Executive Officer and Director